AGREEMENT AND PLAN OF ORGANIZATION
                dated as of February      , 1998
                          by and among
                       IT PARTNERS, INC.,
                       ITP NO. 11, INC.,
        (a wholly-owned subsidiary of IT Partners, Inc.)
                         INCLINE CORP.,
                              and
                 the STOCKHOLDERS named herein


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                       TABLE OF CONTENTS

1.   THE MERGER. . . . . . . . . . . . . . . . . . . . . .
1.1  Delivery and Filing of Articles of Merger. . . . . . .
1.2  Effective Time of the Merger . . . . . . . . . . . . .
1.3 Certificate of Incorporation, By-laws and Board of Directors of Surviving Corporation
1.4  Certain Information With Respect to the Capital Stock
     of the COMPANY, ITP and NEWCO. . . . . . . . . . . . .
2.   CONVERSION OF STOCK . . . . . . . . . . . . . . . . . .
2.1  Manner of Conversion . . . . . . . . . . . . . . . . .
3.   DELIVERY OF MERGER CONSIDERATION; POST CLOSING ADJUSTMENT
3.1  Delivery of Initial Merger Consideration . . . . . . .
3.2  INTENTIONALLY OMITTED
3.3  Additional Merger Consideration. . . . . . . . . . . .
4.   CLOSING . . . . . . . . . . . . . . . . . . . . . . .
5.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND
     STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .
5.1  Due Organization . . . . . . . . . . . . . . . . . . .
5.2  Authorization. . . . . . . . . . . . . . . . . . . . .
5.3  Capital Stock of the COMPANY . . . . . . . . . . . . .
5.4  Subsidiaries . . . . . . . . . . . . . . . . . . . . .
5.5  Financial Statements . . . . . . . . . . . . . . . . .
5.6  Liabilities and Obligations. . . . . . . . . . . . . .
5.7  Accounts and Notes Receivable. . . . . . . . . . . . .
5.8  Intellectual Property; Permits and Intangibles . . . .
5.9  Environmental Matters. . . . . . . . . . . . . . . . .
5.10 Personal Property. . . . . . . . . . . . . . . . . . .
5.11 Significant Customers; Material Contracts and Commitments
5.12 Real Property. . . . . . . . . . . . . . . . . . . . .
5.13 Insurance. . . . . . . . . . . . . . . . . . . . . . .
5.14 Compensation; Employment Agreements;
     Organized Labor Matters. . . . . . . . . . . . . . . .
5.15 Employee Plans . . . . . . . . . . . . . . . . . . . .
5.16 Conformity with Law; Litigation. . . . . . . . . . . .
5.17 Taxes. . . . . . . . . . . . . . . . . . . . . . . . .
5.18 No Violations. . . . . . . . . . . . . . . . . . . . .
5.19 Business Conduct . . . . . . . . . . . . . . . . . . .
5.20 Prohibited Activities. . . . . . . . . . . . . . . . .
5.21 Misrepresentation. . . . . . . . . . . . . . . . . .
5.22 Authority; Ownership . . . . . . . . . . . . . . . . .
5.23 No Intention to Dispose of ITP Stock . . . . . . . . .
6.   REPRESENTATIONS AND WARRANTIES OF ITP AND NEWCO . . .
6.1  Due Organization . . . . . . . . . . . . . . . . . . .
6.2  Authorization. . . . . . . . . . . . . . . . . . . . .
6.3  Transaction Not a Breach . . . . . . . . . . . . . . .
6.4  Misrepresentation. . . . . . . . . . . . . . . . . . .
6.5  Capital Stock. . . . . . . . . . . . . . . . . . . . .
6.6  Subsidiaries . . . . . . . . . . . . . . . . . . . . .
6.7  Conformity with Law; Litigation. . . . . . . . . . . .
6.8  Financial Statements . . . . . . . . . . . . . . . . .
6.9  Valuation of ITP Stock . . . . . . . . . . . . . . . .
6.10 Stockholder Agreement. . . . . . . . . . . . . . . . .
7.   COVENANTS PRIOR TO CLOSING. . . . . . . . . . . . . .
7.1  Access and Cooperation: Due Diligence. . . . . . . . .
7.2  Conduct of Business Pending Closing. . . . . . . . . .
7.3  Prohibited Activities. . . . . . . . . . . . . . . . .
7.4  [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . .
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7.5  Agreements . . . . . . . . . . . . . . . . . . . . . .
7.6  Notification of Certain Matters. . . . . . . . . . . .
7.7  Amendment of Schedules . . . . . . . . . . . . . . . .
7.8  Further Assurances . . . . . . . . . . . . . . . . . .
7.9  Approval of Merger Agreement . . . . . . . . . . . . .
8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
     AND THE COMPANY. . . . . . . . . . . . . . . . . . . .
8.1  Representations and Warranties . . . . . . . . . . . .
8.2  Performance of Obligations . . . . . . . . . . . . . .
8.3  No Litigation. . . . . . . . . . . . . . . . . . . . .
8.4  Opinion of Counsel . . . . . . . . . . . . . . . . . .
8.5  Consents and Approvals . . . . . . . . . . . . . . . .
8.6  Good Standing Certificates . . . . . . . . . . . . . .
8.7  Secretary's Certificate. . . . . . . . . . . . . . . .
8.8  Lease Rental Prepayment. . . . . . . . . . . . . . . .
9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF ITP AND NEWCO. .
9.1  Representations and Warranties . . . . . . . . . . . .
9.2  Performance of Obligations . . . . . . . . . . . . . .
9.3  No Litigation. . . . . . . . . . . . . . . . . . . . .
9.4  Secretary's Certificate. . . . . . . . . . . . . . . .
9.5  No Material Adverse Change . . . . . . . . . . . . . .
9.6  STOCKHOLDERS' Release. . . . . . . . . . . . . . . . .
9.7  Termination of Related Party Agreements. . . . . . . .
9.8  Opinion of Counsel . . . . . . . . . . . . . . . . . .
9.9  Consents and Approvals . . . . . . . . . . . . . . . .
9.10 Good Standing Certificates . . . . . . . . . . . . . .
9.11 Employment Agreements. . . . . . . . . . . . . . . . .
9.12 Stockholders' Agreement. . . . . . . . . . . . . . . .
9.13 Financing. . . . . . . . . . . . . . . . . . . . . . .
9.14 Working Capital Cash Needs . . . . . . . . . . . . . .
9.15 STOCKHOLDER Distribution . . . . . . . . . . . . . . .
9.16 Landlord Consent. . . . . . . . . . . . . . . . . . .
10.  COVENANTS AFTER CLOSING . . . . . . . . . . . . . . .
10.1 Preparation and Filing of Tax Returns. . . . . . . . .
10.2 Stock Options  . . . . . . . . . . . . . . . . . . . .
11.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . .
11.1 General Indemnification by the STOCKHOLDERS. . . . . .
11.2 Indemnification by ITP . . . . . . . . . . . . . . . .
11.3 Third Person Claims. . . . . . . . . . . . . . . . . .
11.4 Exclusive Remedy . . . . . . . . . . . . . . . . . . .
11.5 Limitations on Indemnification . . . . . . . . . . . .
12.  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . .
12.1 Termination. . . . . . . . . . . . . . . . . . . . . .
12.2 Liabilities in Event of Termination. . . . . . . . . .
13.  NONCOMPETITION. . . . . . . . . . . . . . . . . . . .
13.1 Prohibited Activities. . . . . . . . . . . . . . . . .
13.2 Damages. . . . . . . . . . . . . . . . . . . . . . . .
13.3 Reasonable Restraint . . . . . . . . . . . . . . . . .
13.4 Severability, Reformation. . . . . . . . . . . . . . .
13.5 Independent Covenant . . . . . . . . . . . . . . . . .
13.6 Materiality. . . . . . . . . . . . . . . . . . . . . .
14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION . . . . . .
14.1 STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .
14.2 INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . .
14.3 Damages. . . . . . . . . . . . . . . . . . . . . . . .
14.4 Survival . . . . . . . . . . . . . . . . . . . . . . .
15.  STOCKHOLDER AGREEMENT . . . . . . . . . . . . . . . .
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16.  FEDERAL SECURITIES ACT REPRESENTATIONS. . . . . . . .
16.1 Compliance with Law. . . . . . . . . . . . . . . . . .
16.2 Economic Risk: Sophistication. . . . . . . . . . . . .
17.  GENERAL . . . . . . . . . . . . . . . . . . . . . . .
17.1 Cooperation. . . . . . . . . . . . . . . . . . . . . .
17.2 Successors and Assigns . . . . . . . . . . . . . . . .
17.3 Entire Agreement . . . . . . . . . . . . . . . . . . .
17.4 Counterparts . . . . . . . . . . . . . . . . . . . . .
17.5 Brokers and Agents . . . . . . . . . . . . . . . . . .
17.6 Expenses . . . . . . . . . . . . . . . . . . . . . . .
17.7 Notices. . . . . . . . . . . . . . . . . . . . . . . .
17.8 Governing Law. . . . . . . . . . . . . . . . . . . . .
17.9 Exercise of Rights and Remedies. . . . . . . . . . . .
17.10Time. . . . . . . . . . . . . . . . . . . . . . . . . .
17.11Reformation and Severability. . . . . . . . . . . . .
17.12Remedies Cumulative . . . . . . . . . . . . . . . . .
17.13Captions. . . . . . . . . . . . . . . . . . . . . . .
17.14Amendments and Waivers. . . . . . . . . . . . . . . . .

ANNEX I    FORM OF ARTICLES OF MERGER
ANNEX II   CERTIFICATE OF INCORPORATION AND BY-LAWS OF ITP AND
           NEWCO
ANNEX III  MERGER CONSIDERATION TO BE PAID TO STOCKHOLDERS
ANNEX IV   STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY
ANNEX V    STOCK OWNERSHIP OF ITP
ANNEX VI   FORM OF OPINION OF COUNSEL TO ITP
ANNEX VII  FORM OF OPINION OF COUNSEL TO COMPANY AND
           STOCKHOLDERS
ANNEX VIII FORM OF EMPLOYMENT AGREEMENT
           ANNEX IX  FORM OF JOINDER AGREEMENT

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               AGREEMENT AND PLAN OF ORGANIZATION

     THIS AGREEMENT AND PLAN OF ORGANIZATION (this "Agreement") is made
as of February        , 1998, by and among (i) IT PARTNERS, INC., a Delaware
corporation ("ITP"), (ii) ITP NO. 11, INC., a Delaware corporation ("NEWCO"),
(iii) INCLINE CORP., a California corporation (the "COMPANY"), and (iv) Robert Wentworth, Jon DeFina, Philip Tomasi and Charles Menzel (collectively, the "STOCKHOLDERS").

     WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on December 12, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of ITP;

     WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") and ITP deem it advisable and in the best interests of the Constituent Corporations and ITP and their respective stockholders that the COMPANY merge with and into NEWCO pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and California (the "Merger"), and in furtherance thereof have approved the Merger;

     WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Acquired Party" means the COMPANY.

     "Additional Merger Consideration" has the meaning set forth in Section 3.2(a).

     "Affiliates" means any other person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a person.

     "Agent" has the meaning set forth in Section 9.13.

     "Balance Sheet Date" means October 31, 1997.

     "Benefit Plan" means any Plan existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the COMPANY, or any predecessor of the COMPANY, under which any employee or former employee of the COMPANY, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

     "Certificate of Merger" means the Certificate of Merger with respect to the Merger substantially in the forms attached as Annex I hereto or with such changes therein as may be required by applicable state laws.

     "Charter Documents" has the meaning set forth in Section 5.1.

     "Closing Date" has the meaning set forth in Section 4.

     "Code" means the Internal Revenue Code of 1986, as amended.
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     "Combined Financial Statements" means copies of the unaudited Balance
Sheet, Income Statement, Statement of Stockholders' Equity and Statement of Cash Flows of the Surviving Corporation at and for the 12-month period ending December 31, 1998, as if the Merger had occurred effective as of January 1, 1998, with the income and expenses of the Company for the period from January 1, 1998, to the day before the Closing Date being treated as the only income and expenses of the Surviving Corporation during the period from January 1, 1998, to the day before the Closing Date.

     "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

     "COMPANY Stock" has the meaning set forth in Section 2.1.

     "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

     "EBITDA" means earnings before interest, taxes, depreciation and amortization prepared in accordance with GAAP. In the case of the COMPANY (for the period from January 1, 1998 through the day before the Closing Date) and the Surviving Corporation, EBITDA shall not be impacted or reduced by any expenses or overhead of ITP, allocated to the COMPANY or the Surviving Corporation, as the case may be, unless such expenses or overhead are pre-approved by the Management of the Surviving Corporation and are directly and solely for the benefit of the Surviving Corporation.

     "Effective Time of the Merger" means the time as of which the Merger becomes effective, which the parties hereto contemplate will occur on the Closing Date.

     "Environmental Requirements" has the meaning set forth in Section 5.9(a).

     "Expiration Date" has the meaning set forth in Section 5(A).

     "GAAP" means generally accepted accounting principles of the United States applied in a manner consistent with the past practices of the COMPANY.

     "Governmental Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, Federal, state, local or otherwise.

     "Hazardous Materials" has the meaning set forth in Section 5.9(a).

     "Intellectual Property" means trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, discovery, method of doing business, process, know-how, including but not limited to, training techniques, training materials, computer software (including source and object code), databases, technology systems and integration techniques, product design and product packaging.

     "Intercompany Loan and Security Agreement" has the meaning set forth in
Section 9.13.

     "ITP" has the meaning set forth in the first paragraph of this Agreement.

     "ITP Charter Documents" has the meaning set forth in Section 6. 1.
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     "ITP Expiration Date" has the meaning set forth in Section 6.

     "ITP Stock" means the common stock, par value $.01 per share, of ITP.

     "Leases" mean the leases for real property included in the Material Contracts.

     "Lien" has the meaning set forth in Section 5.6.

     "LTM EBITDA" shall mean the EBITDA of the COMPANY for the twelve (12) month period commencing December 1, 1996 and ending November 30, 1997. The parties agree that, for purposes of the Closing Date, LTM EBITDA is equal to $1.499 Million Dollars.

     "Knowledge", "best of knowledge", "aware" or similar expressions mean only the actual knowledge of the individual to which the expression is applicable. When such terms are used in connection with the knowledge of a corporate entity, such knowledge shall include only the actual knowledge of the officers or directors of that corporate entity.

     "Material Adverse Effect" has the meaning set forth in Section 5.1.

     "Material Contract" means any lease, instrument, agreement, license or permit set forth on Schedule 5.8, 5.9, 5.10, 5.11, 5.12, 5.14 or 5.15 or any other material agreement to which the COMPANY is a party or by which its properties are bound.

     "Merger" means the merger of the COMPANY with and into NEWCO pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and California.

     "Merger Consideration" has the meaning set forth in Section 3.1(a).

     "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

     "NEWCO Stock" means the common stock, par value $.01 per share, of NEWCO.

     "NTM EBITDA" means EBITDA for the Surviving Corporation for the 12-month period ending December 31, 1998, as if the Merger had occurred effective as of January 1, 1998, with the income and expenses of the Company for the period from January 1, 1998, to the day before the Closing Date being treated as the only income and expenses of the Surviving Corporation during the period from January 1, 1998, to the day before the Closing Date.

     "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual.

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     "Relevant Group" has the meaning set forth in Section 5.17(a).

     "Returns" has the meaning set forth at the end of Section 5.17.

     "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

     "SEC" means the United States Securities and Exchange Commission.

     "Statutory Liens" has the meaning set forth in Section 7.3(e).

     "Stockholder Agreement" has the meaning set forth in Section 6.10.

     "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

     "Surviving Corporation" shall mean NEWCO as the surviving party in the Merger.

     "Tax" or "Taxes" has the meaning set forth at the end of Section 5.17.

     "Taxing Authority" has the meaning set forth at the end of Section 5.17.

     "Transfer Taxes" has the meaning set forth in Section 17.6(b).

     "Working Capital Cash Needs" means that amount of cash and cash equivalents equal to $100,000.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   THE MERGER

     1.1 Delivery and Filing of Articles of Merger. The Constituent Corporations will cause the Certificate of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware and stamped receipt copies of such filing to be delivered to ITP on or before the Closing Date. The Constituent Corporations will cause a copy of the Certificate of Merger, certified by the Secretary of State of the State of Delaware, to be filed with the Secretary of State of the State of California as soon as practicable thereafter.

     1.2 Effective Time of the Merger. At the Effective Time of the Merger and subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), the COMPANY shall be merged with and into NEWCO in accordance with the Certificate of Merger, the separate existence of the COMPANY shall cease and NEWCO shall be the Surviving Corporation in the Merger. At the Effective Time of the Merger, the effect of the Merger otherwise shall be as provided in the applicable provisions of Delaware Law and the law of the State of California. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all the property, rights, privileges, powers and franchises of the COMPANY and NEWCO shall vest in the Surviving Corporation, and all debts, liabilities and duties of the COMPANY and NEWCO shall become the debts, liabilities and duties of the Surviving Corporation. The Merger will be effected in a single transaction.
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           1.3  Certificate of Incorporation, By-laws and Board of Directors of Surviving Corporation.  At the Effective Time of the Merger:

                         (a)  the Certificate of Incorporation of NEWCO then
in effect shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law;

                         (b)  the By-laws of NEWCO then in effect shall be the
By-laws of the Surviving Corporation until amended as provided by law;

                         (c)  Daniel J. Klein and Jamie E. Blech shall be the
directors of the Surviving Corporation until their respective successors are elected or appointed and qualified in accordance with the terms of the By-laws of the Surviving Corporation; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of Delaware Law and of the Certificate of Incorporation and By-laws of the Surviving Corporation;

                        (d) the officers of the COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger. In addition, Daniel J. Klein shall be appointed Chairman of the Board of the Surviving Corporation and Jamie E. Blech shall be appointed vice president and assistant secretary of the Surviving Corporation, each such officer to serve, subject to the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until his successor is duly elected and qualified; and

                         (e)  Subject to the provisions of the Stockholder
Agreement and subject to Delaware Law, ITP shall use its best efforts to have one of the prior officers of the COMPANY nominated and appointed as a director of ITP to serve until his successor is duly elected and qualified.

     1.4 Certain Information With Respect to the Capital Stock of the COMPANY, ITP and NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, ITP and NEWCO as of the Closing Date:

                         (a)  the authorized capital stock of the COMPANY is
as set forth on Schedule 1.4 hereto;

                         (b)  the authorized capital stock of ITP will consist
of ten million shares of ITP Stock and two million shares of preferred stock, par value $.01 per share ("Preferred Stock"); and

                         (c)  the authorized capital stock of NEWCO consists
of 1,000 shares of NEWCO Stock, of which 100 shares are issued and outstanding and beneficially owned by ITP.

2.   CONVERSION OF STOCK

     2.1 Manner of Conversion. The manner of converting the shares of (i) capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock, in each case issued and outstanding immediately prior to the Effective Time of the Merger, into shares of (x) ITP Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

     As of the Effective Time of the Merger:

                         (a)  all of the shares of COMPANY Stock issued and
outstanding immediately prior to the Effective Time of the Merger will be
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canceled and extinguished and, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent, with respect to each STOCKHOLDER, (1) the right to receive the number of shares of ITP Stock set forth on Annex III hereto with respect to such STOCKHOLDER; (2) the right to receive the amount of cash set forth on Annex III hereto with respect to such STOCKHOLDER; and (3) subject to the provisions of Section 3.2 hereof, the right to receive the Additional Merger Consideration set forth on Annex III with respect to such STOCKHOLDER;

                        (b) all shares of COMPANY Stock that are held by the COMPANY as treasury stock, if any, shall be canceled and retired and no shares of ITP Stock or other consideration shall be delivered or paid in exchange therefor; and

                         (c)  each share of NEWCO Stock issued and outstanding
immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of ITP, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

     All ITP Stock received by the STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all other shares of outstanding ITP Stock (as set forth in the Certificate of Incorporation of ITP or as otherwise provided by Delaware Law).

    3.   DELIVERY OF MERGER CONSIDERATION; POST-CLOSING ADJUSTMENTS

    3.1  Delivery of Initial Merger Consideration

          (a) On the Closing Date, the STOCKHOLDERS, who are the holders of all outstanding certificates representing shares of COMPANY Stock, upon surrender of such certificates shall receive (i) the respective number of shares of ITP Stock set forth on Annex III and (ii) the amount of cash set forth on Annex III with respect to such STOCKHOLDER (collectively, the "Merger Consideration"). The cash payable pursuant to clause (ii) shall be paid by wire transfer to each of the STOCKHOLDERS as designated by each of the STOCKHOLDERS on the Closing Date.

          (b)  Certificate Delivery.    The STOCKHOLDERS shall deliver in
trust to Swidler & Berlin, Chartered, counsel to ITP, at the Closing the certificates, representing all outstanding shares of the COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and canceled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock. Upon consummation of the transactions contemplated to occur on the Closing Date, all of such certificates shall be deemed released by such counsel to ITP without any further action on the part of such counsel.

     3.2  [INTENTIONALLY OMITTED].
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     3.3  Additional Merger Consideration.  As promptly as practicable after the close of the Surviving Corporation's fiscal year ending December 31, 1998, and in any event on or before March 31, 1999, Surviving Corporation (on behalf of the STOCKHOLDERS) shall prepare and deliver to ITP the Combined Financial Statements, including a calculation for NTM EBITDA, prepared on a basis consistent with GAAP. ITP shall have 30 days after receipt of the Combined Financial Statements and the STOCKHOLDERS' determination of NTM EBITDA to review such information (the "NTM Review Period").

          (a) If ITP accepts the STOCKHOLDERS' determination of NTM EBITDA, or if ITP fails to give notice to the STOCKHOLDERS within the NTM Review Period ("NTM Acceptance"), and if the determination of NTM EBITDA is equal to or greater than 115% of the LTM EBITDA, within 5 days of the NTM Acceptance, ITP shall deliver to the STOCKHOLDERS the respective number of additional shares of ITP Stock set forth on Annex III (the "Additional Merger Consideration").

          (b) If the STOCKHOLDERS' determination of NTM EBITDA is less than 115% of the LTM EBITDA, the STOCKHOLDERS shall not be entitled to receive the Additional Merger Consideration.

          (c) ITP may dispute the STOCKHOLDERS' determination of NTM EBITDA by giving notice within the NTM Review Period of such dispute to the STOCKHOLDERS setting forth in reasonable detail the amounts in dispute and the basis for such dispute. If ITP fails to deliver a notice of objections during the NTM Review Period, ITP shall be deemed to have accepted the STOCKHOLDERS' determination of NTM EBITDA upon expiration of the NTM Review Period.

                    (d) If the amount of NTM EBITDA is in dispute, ITP and its accountants and the STOCKHOLDERS and their accountants shall attempt in good faith to resolve such dispute, and any resolution as to any disputed amounts shall be final, binding and conclusive.

               (i) If the parties are able to resolve such dispute and agree upon the NTM EBITDA and if such agreed NTM EBITDA is less than 115% of the LTM EBITDA, the STOCKHOLDERS shall not be entitled to receive the Additional Merger Consideration.

               (ii) If the parties are able to resolve such dispute and agree upon the NTM EBITDA, and if such agreed NTM EBITDA is equal to or greater than 115% of the LTM EBITDA, ITP shall deliver to STOCKHOLDERS the respective number of shares of ITP Stock set forth on Annex III as Additional Merger Consideration within five (5) business days after such resolution and agreement.

               (iii) If the parties are unable to resolve such dispute and agree on the NTM EBITDA within 15 days of the date of receipt by the STOCKHOLDERS of a written notice of dispute, ITP and the STOCKHOLDERS shall, within five additional days, retain Coopers & Lybrand, L.L.P., (or such other independent "Big Six" accounting firm to be mutually agreed upon by ITP and the STOCKHOLDERS) (the "NTM Arbitrator"), which NTM Arbitrator shall, within 30 days of the retention of the NTM Arbitrator, resolve such dispute, and provide written notice of such resolution, including the NTM Arbitrator's determination of NTM EBITDA, by facsimile, confirmed by mail to ITP and the STOCKHOLDERS, and such resolution shall be binding and conclusive. If NTM EBITDA, as calculated by the NTM Arbitrator, is less than 115% of LTM EBITDA, then the STOCKHOLDERS shall not be entitled to receive Additional Merger Consideration and shall bear all of the fees and disbursements incurred by the
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NTM Arbitrator for resolving such dispute, conversely, if the NTM EBITDA, as determined by the NTM Arbitrator, is equal to or greater than 115% of the LTM EBITDA, then ITP shall deliver to the STOCKHOLDERS the respective number of shares of ITP Stock set forth on Annex III as Additional Merger Consideration within 5 business days after receipt of notice of such resolution and calculation from the NTM Arbitrator, and ITP shall bear all fees and disbursements incurred by the NTM Arbitrator for resolving such dispute.

4.   CLOSING

     At Closing, the parties shall take all actions necessary to prepare to
(i) effect the Merger and (ii) effect the conversion and delivery of shares referred to in Section 2 hereof; provided, that such actions shall not include the actual completion of the Merger for purposes of this Agreement or the conversion and delivery of the shares and transmission of funds by wire referred to in Section 3 hereof, which actions shall only be taken upon the Closing Date as herein provided. If there is no Closing Date and this Agreement terminates, each of ITP and the COMPANY hereby covenants and agrees to do all things required by Delaware Law and all things which counsel for the COMPANY advises ITP are required by applicable laws of the State of California in order to rescind any merger or other actions effected by the advance filing of the Certificate of Merger as described in this Section 4. On the Closing Date (x) the Certificate of Merger shall be or shall have been filed in accordance with Delaware Law so that it shall be or, as of 11:00 a.m. Pacific Time on the Closing Date, shall become effective and the Merger shall thereby be effected, and (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares and the transmission of funds by wire pursuant to Section 3 hereof shall occur. The date on which the actions described in the preceding clauses (x) and (y) occur shall be referred to as the "Closing Date."

     5.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND
     STOCKHOLDERS

(A)  Representations and Warranties of the COMPANY and the STOCKHOLDERS.

     Each of the COMPANY and each of the STOCKHOLDERS jointly and severally represents and warrants to ITP and NEWCO that all of the following representations and warranties in this Section 5 are true as of the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of two years (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Sections 5.9 and 5.17 hereof shall survive until such time as the applicable statute of limitations period has run, which shall be deemed to be the Expiration Date for such purposes.

     5.1 Due Organization. The COMPANY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under the Material Contracts; is duly qualified in the jurisdictions listed in Schedule 5.1 and there are no other jurisdictions in which the conduct of the COMPANY's business or activities or its ownership of assets requires any other qualification under applicable law, the absence of which would have a materially adverse effect on the COMPANY's business, condition (financial or other), properties, business
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prospects or results of operations (as used herein with respect to the
COMPANY, or with respect to any other person, a "Material Adverse Effect"). True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached to Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to ITP, are correct and complete in all material respects.

     5.2 Authorization. The representatives of the COMPANY executing this Agreement have the authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the COMPANY and performance by the COMPANY of its obligations under this Agreement and the consummation by the COMPANY of the transactions contemplated hereby have been duly authorized by all necessary corporate action in accordance with applicable law and the Articles of Incorporation and By- Laws of the COMPANY on the part of the COMPANY and the STOCKHOLDERS. This Agreement constitutes the valid and binding obligation of the COMPANY, enforceable in accordance with its terms.

     5.3 Capital Stock of the COMPANY. The entire authorized capital stock of the COMPANY is as set forth in Schedule 1.4. All of the issued and outstanding shares of capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex IV and, except as set forth on
Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. Except as disclosed on Schedule 5.3, there are no outstanding options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements to which the COMPANY or the STOCKHOLDERS is a party requiring or restricting issuance, sale or transfer of any equity securities of the COMPANY or any securities convertible directly or indirectly into equity securities of the COMPANY, or evidencing the right to subscribe for any equity securities of the COMPANY, or giving any person any rights with respect to the capital stock of the COMPANY. Except as contemplated by this Agreement or disclosed on Schedule 5.3, there are no voting agreements, voting trusts, other agreements (including cumulative voting rights), commitments or understandings with respect to the capital stock of the COMPANY. All of the issued and outstanding shares of capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and beneficially by the STOCKHOLDERS.

     5.4 Subsidiaries. The COMPANY currently has no, and since its formation has never had any, subsidiaries. The COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person, nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     5.5 Financial Statements. The COMPANY has delivered to ITP copies of the following financial statements (collectively, the "Financial Statements"):

     (a)  Unaudited Balance Sheet, Income Statement, Statement of
Stockholders' Equity and Statement of Cash Flows at and for the year ended December 31, 1996;

     (b) Balance Sheet, Income Statement, Statement of Stockholders' Equity, and Statement of Cash Flows at and for the interim period ended October 31, 1997, audited by Arthur Andersen, L.L.P.; and
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     (c)  Unaudited Balance Sheet, Income Statement, Statement of
Shareholders' Equity and Statement of Cash Flows at and for the interim period ended November 30, 1997.

     Each of the Financial Statements is consistent with the books and records of the COMPANY (which, in turn, are accurate and complete in all material respects) and fairly presents the COMPANY's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in accordance with GAAP, consistently applied among the periods which are the subject of the Financial Statements, except unaudited interim financial statements which were or are subject to normal year-end adjustments which were not and are not expected to be material in amount and the addition of required footnotes thereto. The COMPANY has not deferred recognition of any of its accounts payable or accelerated recognition of any of its accounts receivable.

     5.6 Liabilities and Obligations. The COMPANY s assets, tangible or intangible, are owned by the COMPANY free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each, a "Lien"), except for purchase money security interests created in the ordinary course of business. The COMPANY has delivered to ITP an accurate list (which is set forth on Schedule 5.6) as of the Balance Sheet Date of (i) all liabilities of the COMPANY in excess of $10,000 which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY's Financial Statements at the Balance Sheet Date and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the COMPANY is a party. Except as set forth on Schedule 5.6, since the Balance Sheet Date the COMPANY has not incurred any liabilities in excess of $10,000 of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business.

     5.7 Accounts and Notes Receivable. The COMPANY has delivered to ITP an accurate list (which is set forth on Schedule 5.7) of the accounts and notes receivable of the COMPANY as of the Balance Sheet Date. In the period between the Balance Sheet Date and the Closing Date the COMPANY shall collect accounts and notes receivables, and pay accounts and notes payable, in a manner consistent with past practices and within ten (10) days prior to Closing, the COMPANY shall provide ITP (i) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and as of a date which is within ten (10) calendar days of the Closing Date and (ii) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on Schedule 5.7, the accounts, notes and other receivables shown on Schedule 5.7 and on the A/R Aging Reports are and shall be, and the COMPANY has no reason to believe that any such account receivable is not or shall not be, collectible in the amounts shown net of reserves reflected in the balance sheet as of the Balance Sheet Date.

     5.8  Intellectual Property; Permits and Intangibles.

     (a) The COMPANY owns or has valid licenses to all Intellectual Property required for or otherwise used in connection with the conduct of its business and the COMPANY has delivered to ITP an accurate list (which is set forth on Schedule 5.8(a)) of all Intellectual Property owned or used by the COMPANY including a list of all licenses and sublicenses granted by or to the COMPANY with respect to any Intellectual Property. To the COMPANY's knowledge, each
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item of Intellectual Property owned by or licensed to the COMPANY is valid and in full force and effect. Except as set forth on Schedule 5.8(a), all right, title and interest in and to each item of Intellectual Property owned by or licensed to the COMPANY is not subject to any restriction, royalty or fee arrangement or pending or, to the COMPANY's knowledge, threatened claim or dispute. To the COMPANY's knowledge, none of the Intellectual Property owned by or licensed to the COMPANY nor any product sold or licensed or service provided by the COMPANY, infringes any Intellectual Property right of any other person or entity and to the COMPANY's knowledge, no Intellectual
Property owned by or licensed to the COMPANY is infringed upon by any other person or entity.

     (b) The COMPANY holds all licenses, franchises, permits and governmental authorizations the absence of any of which could have a Material Adverse Effect, and the COMPANY has delivered to ITP an accurate list and summary description (which is set forth on Schedule 5.8(b)) of all such licenses, franchises, permits and other governmental authorizations, including permits, licenses, franchises and certificates (a list of all environmental permits and other environmental approvals is set forth on Schedule 5.9). To the COMPANY's knowledge, the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.8(b) and 5.9 are valid and in effect, and the COMPANY has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. To the COMPANY's knowledge, the COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.8(b) and 5.9 and is not in material violation of any of the foregoing or of any related regulatory or legal requirements except where such non-compliance or violation would not have a Material Adverse Effect. Except as specifically provided in Schedule 5.8(a) or 5.8(b), the transactions contemplated by this Agreement will not (i) result in the infringement or misappropriation by the COMPANY of any Intellectual Property right of any other person or entity, or
(ii) result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any licenses, franchises, permits or government authorizations listed on Schedule 5.8(b) or any contracts involving the grant to the COMPANY of any rights relating to the Intellectual Property of any third party.

     (c) To the COMPANY's knowledge, the COMPANY s products and services conform in all material respects with any material applicable specification, documentation, performance standard, or contractual commitment by the COMPANY existing with respect thereto, and there are no unresolved material claims under warranty, contract or otherwise with respect to the COMPANY s services or products.

     5.9  Environmental Matters.

     (a) (i) "Environmental Requirements" for purposes of this Agreement shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to Hazardous Materials (as defined below), pollution, or protection of the environment, health or safety, all as amended or hereafter amended.

          (ii) "Hazardous Materials" for purposes of this Agreement shall include, without limitation: (A) hazardous materials, hazardous substances, extremely hazardous substances, hazardous chemicals, toxic chemicals, toxic substances, pollutants, contaminants, solid wastes or hazardous wastes, as
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those terms are defined or used in the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"), the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act,42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq.,the Occupational Safety and Health Act, and any other Environmental Requirements and other terms of similar import or meaning;
(B) petroleum and petroleum products, including, without limitation, crude oil or any faction thereof; (C) any radioactive material, including, without limitation, anysource, special nuclear, or by-product material as defined in 42 U.S.C. Section 2011 et seq.; and (D) asbestos in any form or condition.

     (b)  Except as set forth on Schedule 5.9:

          (i) the COMPANY and each of its predecessors are and at all times have been in compliance in all material respects with, and are not and have not been in violation of or liable under, all Environmental Requirements;

                    (ii) the COMPANY and each of its predecessors possess all permits, licenses and certificates required by all Environmental Requirements, and have filed all notices or applications required thereby;

          (iii) no environmental clearances, approvals or consents are required under applicable law from any Governmental Authority or entity in order to consummate the transactions contemplated in this Agreement or for the COMPANY to continue operations after the Closing Date;

          (iv) (A) the COMPANY and each of its predecessors have not been subject to, or received any notice of any private, administrative or judicial claim or action, or notice of any intended private, administrative or judicial claim or action or received any request for information relating to the presence or alleged presence of Hazardous Materials (1) in, under or upon any real property currently or formerly owned, leased, operated or used by (a) the COMPANY or any of its predecessors or (b) any other person that has, at any time, disposed of Hazardous Materials on behalf of the COMPANY or any of its predecessors; or (2) ever possessed, owned or generated by or on behalf of the COMPANY or any of its predecessors at any location;

               (B) there is no basis for any such notice, claim, action or request; and

               (C) there are no pending or, to the knowledge of the COMPANY and each of its predecessors, threatened claims, actions or proceedings (or notices of potential claims, actions or proceedings) from any Governmental Authority or any other entity regarding any matter relating to health, safety or protection of the environment against the COMPANY or any of its predecessors.

          (v) There are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which materially interfere with or prevent continued compliance by the COMPANY or the Surviving Corporation with any Environmental Requirements, give rise to any legal obligation or liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the COMPANY or any real property presently or previously owned or used by the COMPANY under any Environmental Requirements or related common law theories;

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          (vi) No real property currently or formerly owned or operated by the
COMPANY or any of its predecessors is or was listed on the National Priorities List, the Comprehensive Environmental Response and Compensation Liability
Index System or any similar state or local list of potential or confirmed hazardous waste sites;

          (vii) To the COMPANY's knowledge, no conditions exist on adjacent properties that threaten the environmental condition or safety of any property owned, operated or used by the COMPANY; and

          (viii) The COMPANY and its predecessors have not released or disposed of any Hazardous Materials at any property owned or used by the COMPANY or its predecessors and, to the COMPANY's knowledge, no other person has released or disposed of Hazardous Materials at any such property.

     5.10 Personal Property. The COMPANY has delivered to ITP an accurate list (which is set forth on Schedule 5.10) of (x) all personal property with a fair market value in excess of $10,000 which is included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item) on the Balance Sheet as of the Balance Sheet Date, (y) all other personal property owned by the COMPANY with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), true, complete and correct copies of all such leases which have been provided to ITP's counsel. Except as set forth on Schedule 5.10, (i) all personal property with a value individually in excess of $10,000 used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.10, (ii) all of the personal property listed on
Schedule 5.10 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.10 are in full force and effect and constitute valid and binding agreements of the COMPANY, and to the COMPANY's knowledge, of the other parties thereto in accordance with their respective terms.

     5.11 Significant Customers; Material Contracts and Commitments. The COMPANY has delivered to ITP an accurate list (which is set forth on Schedule 5.11) of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.11, means a customer (or person or entity) representing 5% or more of the COMPANY's total annual revenues as of the Balance Sheet Date. Except to the extent set forth on
Schedule 5.11, none of the COMPANY's significant customers has canceled or substantially reduced or, to the knowledge of the COMPANY, is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

     Except as listed or described on Schedule 5.11, as of or on the date hereof, neither the COMPANY is a party to or bound by, nor do there exist any, Material Contracts relating to or in any way affecting the operation or ownership of the COMPANY's business that are of a type described below:

     (a) any collective bargaining arrangement with any labor union or any such agreement currently in negotiation or proposed;

     (b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect to real property other than in the COMPANY's ordinary course of business in excess of $10,000;

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     (c)  any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that the COMPANY need not list any such contract made in the ordinary course of business) which requires aggregate future payments of greater than $10,000;

     (d) any contract relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

     (e) any contract granting any person a lien on any of the assets of the COMPANY, in whole or in part;

     (f) any contract granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any of the assets of the COMPANY's business other than in the ordinary course of business;

     (g)  any contract under which the COMPANY is

          (i) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property or real property, or

          (ii) a lessor of any real property or tangible personal property owned by the COMPANY, in either case having an original value in excess of $10,000;

     (h) any contract providing for the indemnification of any officer, director, employee or other person;

     (i)  any joint venture or partnership contract; and

     (j) any other contract with a term in excess of one year, whether or not made in the ordinary course of business, which involves or may involve payments in excess of $10,000.

     The COMPANY has provided ITP with a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 5.11, each Material Contract is a valid and binding obligation of the COMPANY, enforceable in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 5.11, the COMPANY has performed all obligations required to be performed by it under each Material Contract and neither the COMPANY nor, to the knowledge of the COMPANY, any other party to any Material Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder; and there exists no condition which would constitute a breach or default thereunder. The COMPANY has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     5.12 Real Property.

          (a) The COMPANY owns no real property.

          (b) Schedule 5.12(b) includes an accurate list of real property leases to which the COMPANY is a party. Counsel to ITP has been provided with true, complete and correct copies of all leases and agreements in respect of
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such real property leased by the COMPANY.  Except as set forth on Schedule
5.12(b), all of such leases included on Schedule 5.12(b) are in full force and effect and constitute valid and binding agreements of the COMPANY and, to the COMPANY's knowledge, of the parties thereto in accordance with their respective terms.

     5.13 Insurance.  The COMPANY has delivered to ITP:

          (a) true and complete copies of all policies of insurance to which the COMPANY is a party or under which the COMPANY, or any director of the COMPANY, is or has been covered at any time since January 1, 1996;

          (b) true and complete copies of all pending applications for policies of insurance; and

          (c) any written statement by the auditor of the COMPANY's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     5.14 Compensation; Employment Agreements; Organized Labor Matters. The COMPANY has delivered to ITP an accurate list (which is set forth on Schedule 5.14) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to ITP true, complete and correct copies of any employment agreements for persons listed on Schedule 5.14. Except as set forth on Schedule 5.14, since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices, a $20,000 salary increase (from $110,000 to $130,000 per year) in the annual salary paid to each STOCKHOLDER and bonus and dividend distributions to STOCKHOLDERS. Except as set forth on Schedule 5.14, there is no, and within the last three years the COMPANY has not experienced any, strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor, pending or, to the COMPANY's knowledge, threatened against the COMPANY.

     5.15 Benefit Plans. The COMPANY has delivered to ITP an accurate schedule (which is set forth on Schedule 5.15) showing all Benefit Plans.

     5.16 Conformity with Law; Litigation. Except as set forth on Schedule 5.16, to the Company's knowledge, the COMPANY has complied with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of its business (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability other than, in each case, those not having a Material Adverse Effect.

     Except to the extent set forth on Schedule 5.16 (which shall disclose the parties to, nature of, and relief sought for each matter disclosed):

          (a) There is no suit, action, proceeding, investigation, claim or order pending or, to the COMPANY's knowledge, threatened against either the COMPANY or, to the knowledge of the COMPANY, pending or threatened against any
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of the officers, directors or employees of the COMPANY with respect to its business or proposed business activities which would have a Material Adverse Effect on the COMPANY, or to which the COMPANY is otherwise a party, before any court, or before any Governmental Authority (collectively, "Claims").

          (b) The COMPANY is not subject to any judgment, order or decree of any court or Governmental Authority; the COMPANY has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. The COMPANY is not engaged in any legal action to recover monies due it or for damages sustained by it.

     5.17 Taxes.  Except as set forth on Schedule 5.17:

          (a) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid on or prior to the due date for payment of such Taxes.

          (b) To the knowledge of the COMPANY and the STOCKHOLDERS, the provisions for Taxes due by the COMPANY (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY's financial statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

          (c) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction that is unresolved or if adversely determined would have a Material Adverse Effect on such Acquired Party.

          (d) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (e) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.17 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after December 31, 1996, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to ITP complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since December 31, 1996.
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          (f)  No Acquired Party has waived any statute of limitations, the waiver of which remains in effect on the date hereof, in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (g) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

          (h) No Acquired Party is a party to any Tax allocation or sharing agreement.

          (i) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of
Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

          (j) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

          (k) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

          (1) Except as provided in the sentence immediately succeeding, there are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date. ITP understands, however, that since the COMPANY is a cash basis taxpayer and ITP and its subsidiaries are accrual basis taxpayers, the merger of the COMPANY into NEWCO may give rise to an adjustment under Code Section 481 for periods before or after the Closing Date.

          (m) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

          (n) Each Acquired Party has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

          (o) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

          (p) Prior to ITP's acquisition of the COMPANY pursuant to this Agreement, there currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i)
Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of
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the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and Section
1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

          (q) The fair market value of the assets of the COMPANY as well as the COMPANY's tax basis in such assets exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          (r) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

     For purposes of this Section 5.17, the following definitions shall apply:

     "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or Governmental Authority.

     "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Taxing Authority" means any Governmental Authority, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

     5.18 No Violations. The COMPANY is not in violation of any Charter Document. To the knowledge of the COMPANY, except as set forth on Schedule 5.18, (a) the rights and benefits of the COMPANY under the Material Contracts will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance by the COMPANY and the STOCKHOLDERS of their obligations hereunder and the consummation by the COMPANY and the STOCKHOLDERS of the transactions contemplated hereby will not
(i) result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Contracts or the Charter Documents or (ii) require the consent, approval, waiver of any acceleration, termination or other right or remedy or action of or by, or make any filing with or give any notice to, any other party. Except as set forth on Schedule 5.18, none of the Material Contracts requires notice to, or the consent or approval of, any Governmental Authority or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit.

     5.19 Business Conduct. Except as set forth on Schedule 5.19, since December 31, 1996, the COMPANY has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as forth on Schedule 5.19, since December 31, 1996, there has not been any:

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          (a)  Material adverse change in the COMPANY's operations, condition
(financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects;

          (b) Loan or advance by the COMPANY to any party in excess of $5,000 in the aggregate other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

          (c) Declaration, setting aside, or payment of any dividend or other distribution in respect to the COMPANY's capital stock, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate;

          (d) Incurrence of any debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;
       (e) Issuance by the COMPANY of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

          (f) Cancellation, waiver or release by the COMPANY of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

          (g)  Amendment of the COMPANY's Articles of Incorporation or
By-Laws;

          (h) Amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

          (i) Change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the COMPANY;

          (j) Sale or assignment by the COMPANY of any tangible assets other than in the ordinary course of business;

          (k) Capital expenditures or commitments therefor by the COMPANY other than in the ordinary course of business in excess of $10,000 in the aggregate;

          (l) Liens with respect to any asset of the COMPANY other than purchase money security interests created in the ordinary course of business;

          (m)  Adoption, amendment or termination of any Benefit Plan;

          (n)  Increase in the benefits provided under any Benefit Plan; or

          (o) An occurrence or event not included in clauses (a) through (n) that has or might be expected to have a Material Adverse Effect on the COMPANY.
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     5.20 Prohibited Activities.  Except as set forth on Schedule 5.20, the
COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3.

     5.21 Misrepresentation. To the knowledge of the COMPANY and the STOCKHOLDERS, none of the representations and warranties set forth in this Agreement, the schedules, certificates, and the other documents furnished by the COMPANY to ITP pursuant hereto, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (B)  Representations and Warranties of the STOCKHOLDERS.

          Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the Closing Date.

     5.22 Authority; Ownership. Each STOCKHOLDER has the full legal right, subject to spousal consent which is to be provided at or before the Closing Date, power and authority to enter into this Agreement. Each STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex IV as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.22, such COMPANY Stock is owned free and clear of any and all Liens, voting trusts and restrictions of every kind.

     5.23 No Intention to Dispose of ITP Stock. No STOCKHOLDER has any current plan or intention, or is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of ITP Stock received pursuant to Section 3.

6.   REPRESENTATIONS AND WARRANTIES OF ITP AND NEWCO

     ITP and NEWCO jointly and severally represent and warrant to the COMPANY and the STOCKHOLDERS that all of the following representations and warranties in this Section 6 are true as of the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of two years (the "ITP Expiration Date").

     6.1 Due Organization. ITP and NEWCO are each corporations duly incorporated, validly existing and in good standing under the laws of the state of their incorporation, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their business in the places and in the manner as now conducted, to own or hold under lease the properties and assets they now own or hold under lease, and to perform all of their obligations under any material agreement to which they are a party or by which their properties are bound; are duly qualified in the jurisdictions listed in Schedule 6.1 and there are no other jurisdictions in which the conduct of ITP's and NEWCO's business or activities or their ownership of assets requires any other qualification under applicable law, the absence of which would have a Materially Adverse Effect on either ITP's or NEWCO's business. True, complete and correct copies of the Certificate or Articles of Incorporation and Bylaws, each as amended, of ITP and NEWCO (the "ITP Charter Documents") are all attached hereto as Annex II. The minute books and stock records of each of ITP and NEWCO, as heretofore made available to the COMPANY, are correct and complete in all material respects.

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     6.2  Authorization.  The respective representatives of ITP and NEWCO executing this Agreement have the authority to execute and deliver this Agreement and to bind ITP and NEWCO to perform their respective obligations hereunder. The execution and delivery of this Agreement by ITP and NEWCO and the performance by ITP and NEWCO of their respective obligations under this Agreement and the consummation by ITP and NEWCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each in accordance with applicable law and the Certificate or Articles of Incorporation and By-Laws of ITP and NEWCO, as the case may be. This Agreement constitutes the valid and binding obligation of ITP and NEWCO, enforceable in accordance with its terms.

     6.3 Transaction Not a Breach. Neither the execution and delivery of this Agreement nor their performance will violate, conflict with, or result in a breach of any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on ITP or NEWCO or conflict with or result in the breach of any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or the By-Laws of ITP or NEWCO or of any contract, agreement, mortgage or other instrument or obligation of any nature to which ITP or NEWCO is a party or by which ITP or NEWCO is bound.

     6.4 Misrepresentation. To the knowledge of ITP, none of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the COMPANY as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     6.5 Capital Stock. The entire authorized capital stock of ITP consists of ten million shares of ITP Stock and two million shares of Preferred Stock. All of the issued and outstanding shares of capital stock of ITP are set forth in Annex V. Except as disclosed on Schedule 6.5, there are no outstanding options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements to which ITP is a party requiring or restricting issuance, sale or transfer of any equity securities of ITP or any securities convertible directly

                                  Philip Tomasi


                                  ---------------------------------(SEAL)
                                  Charles Menzel